                                                                    Exhibit 4.28

                                                                  CONFORMED COPY
                              FIRST AMENDMENT TO
                              ------------------
                               CREDIT AGREEMENT
                               ----------------


           This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of January 31, 2001 (the "First Amendment"), is entered into by and among ICG COMMUNICATIONS, INC.,
      ---------------
a Delaware corporation, and each of its direct and indirect subsidiaries party to the Agreement (as defined below) (each, individually, a "Borrower" and
                                                            --------
collectively, the "Borrowers"), THE CHASE MANHATTAN BANK, a New York banking
                   ---------
corporation, and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party to the Agreement (as defined below) (the "Lenders"), and THE CHASE
                                                -------
MANHATTAN BANK, as agent (the "Agent").
                               -----

                                  WITNESSETH:

           WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Revolving Credit Agreement dated as of December 4, 2000 (the "Agreement"), pursuant to which the Lenders have made available to the Borrowers
 ---------
a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $350,000,000 and initially not to be less than $200,000,000; and

           WHEREAS, the Borrowers have requested that the Lenders make certain modifications to the Agreement; and

           WHEREAS, the Borrowers and the Lenders desire to amend and supplement the Agreement to reflect the modifications requested by the Borrowers;

           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           Section 1. Definitions. Capitalized terms used and not otherwise
                      -----------
defined in this First Amendment are used as defined in the Agreement.

           Section 2. Amendments to Agreement. Subject to the conditions set
                      -----------------------
forth in Section 3 hereof, the Agreement is hereby amended as follows:
         ---------

           2.1 Section 7.1(m) of the Agreement is hereby amended by modifying clause "(iii)" to read as follows: "mechanics liens and certain other pre-petition claims against the Borrowers in a total amount not in excess of $17,000,000 (excluding refunds or credits to customers issued in the ordinary course of business)".

           Section 3. Effectiveness. The effectiveness of this First Amendment
                      -------------
is subject to the satisfaction and occurrence of the following conditions precedent:

           3.1 The Agent shall have received executed counterparts of this First Amendment which, when taken together, bear the signatures of the Borrowers and the Required Lenders.

           Section 4. Representations and Warranties. Each Borrower represents
                      ------------------------------
and warrants to the Lenders that:

           4.1 The representations and warranties of the Borrowers contained in
      Section 3 of the Agreement are correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

           4.2 After giving effect to the amendments contained herein, (i) each Borrower is in compliance with all the terms and provisions set forth in the Agreement, and (ii) no Event of Default has occurred and is continuing (other than as specifically waived herein) or would result from the execution, delivery and performance of this First Amendment.

           Section 5. Full Force and Effect. Except as specifically amended
                      ---------------------
hereby, all of the terms and conditions of the Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed. No reference to this First Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any of such to be deemed to be reference to the Agreement as amended hereby.

           Section 6. Counterparts. This First Amendment may be executed in any
                      ------------
number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

           Section 7. Headings. The various headings of this First Amendment are
                      --------
inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof.

            [The remainder of this page is intentionally left blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first written.

                             BORROWERS:

                             ICG COMMUNICATIONS, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG TEVIS, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG FUNDING, LLC

                             By:     ICG Communications, Inc.,
                                     its Managing Member


                                     By: /s/ Bernard L. Zuroff
                                         -------------------------------
                                     Name:   Bernard L. Zuroff
                                     Title:  Vice President

                             ICG SERVICES, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG MOUNTAIN VIEW, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG NETAHEAD, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG EQUIPMENT, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG CANADIAN ACQUISITION, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG HOLDINGS (CANADA) CO.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG HOLDINGS, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Executive Vice President

                             ICG TELECOM GROUP, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             NIKONET, LLC

                             By:   ICG Telecom Group, Inc.,
                                   its Managing Member


                                   By: /s/ Bernard L. Zuroff
                                       -------------------------------
                                   Name:   Bernard L. Zuroff
                                   Title:  Vice President

                             ICG OHIO LINX, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG ENHANCED SERVICES, INC.


                             By: /s/ Bernard L. Zuroff
                                 --------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             COMMUNICATIONS BUYING GROUP, INC.

                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG TELECOM GROUP OF VIRGINIA, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG DATACHOICE NETWORK SERVICES, L.L.C.

                             By:   ICG Telecom Group, Inc.,
                                   its Managing Member


                                   By: /s/ Bernard L. Zuroff
                                       -------------------------------
                                   Name:   Bernard L. Zuroff
                                   Title:  Vice President

                             PTI HARBOR BAY, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             BAY AREA TELEPORT, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG ACCESS SERVICES - SOUTHEAST, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             TRANS AMERICAN CABLE, INC.


                             By: /s/ Bernard L. Zuroff
                                 -------------------------------
                             Name:   Bernard L. Zuroff
                             Title:  Vice President

                             ICG TELECOM OF SAN DIEGO, L.P.

                             By:      ICG Telecom Group, Inc.,
                                      its General Partner


                                      By: /s/ Bernard L. Zuroff
                                          -------------------------------
                                      Name:   Bernard L. Zuroff
                                      Title:  Vice President

                             WESTERN PLAINS FINANCE, L.L.C.

                             By:      ICG Telecom Group, Inc.,
                                      its Managing Member


                                      By: /s/ Bernard L. Zuroff
                                          -------------------------------
                                      Name:   Bernard L. Zuroff
                                      Title:  Vice President

                             ICG CHOICECOM MANAGEMENT, LLC

                             By:      ICG Telecom Group, Inc.,
                                      its Managing Member


                                      By: /s/ Bernard L. Zuroff
                                          -------------------------------
                                      Name:   Bernard L. Zuroff
                                      Title:  Vice President

                             ICG CHOICECOM, L.P.

                             By:      ICG ChoiceCom Management, LLC
                                      its General Partner

                                      By:      ICG Telecom Group, Inc.,
                                               its Managing Member


                                               By: /s/ Bernard L. Zuroff
                                                   --------------------------
                                               Name:   Bernard L. Zuroff
                                               Title:  Vice President

                            DOWNNORTH, INC.


                            By: /s/ Bernard L. Zuroff
                                ---------------------------
                            Name:   Bernard L. Zuroff
                            Title:  Vice President

                            THE CHASE MANHATTAN BANK,
                            Individually and as Agent


                            By: /s/ Norma C. Corio
                               ----------------------------
                            Name:   Norma C. Corio
                            Title:  Managing Director